UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGNEMENTS OF CERTAIN OFFICERS.
          On January 4, 2011, Carriage Services, Inc. (the “Company”) entered into a First Amended and Restated Employment Agreement dated January 4, 2011 (collectively, the “Agreements”) with each of Terry E. Sanford, its Executive Vice President and Chief Financial Officer, Jay D. Dodds, its Executive Vice President and Chief Operating Officer, J. Bradley Green, its Executive Vice President and General Counsel, and George J. Klug, its Senior Vice President and Chief Information Officer (each an “Executive” and collectively, the “Executives”), for terms expiring January 4, 2014 (subject to earlier termination or extension). The Agreements shall automatically be renewed on an annual basis thereafter, unless terminated by either party thereto upon 60 days written notice prior to the end of the term then in effect.
          The Agreements provide that Mr. Sanford, Mr. Dodds, Mr. Green and Mr. Klug will receive a base annual salary of $270,000, $300,000, $290,000 and $240,000, respectively. In addition, the Executives shall be entitled to an annual, discretionary incentive award, based on the achievement of specified corporate and individual performance goals established at the beginning of the year determined by the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors, as well as be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan as approved by the Compensation Committee of the Board of Directors.
          Pursuant to the Agreements, in the event the Company discharges any of the Executives without Cause (as defined in the Agreements), the Company shall continue to pay (1) such Executive his base pay for a period of 18 months, (2) a pro rata amount of the annual incentive award for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 18 months. In the event the Company discharges any of the Executives for Cause, the Company shall have no further obligation to such Executive or his estate other than to pay that portion of the Executive’s salary accrued through the date of termination.
          If following a change in control an Executive voluntarily terminates his employment for Good Reason (as defined in the Agreements) or is discharged without Cause, in either case, within 24 months following the change in control, then the Company shall pay (1) a lump sum payment equal to one and one-half times the Executive’s base annual salary, (2) 100% of the annual incentive award for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 36 months.
          The foregoing is a summary of certain terms and conditions of the Agreements and is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

10.1	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and Terry E. Sanford.

10.2	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and Jay D. Dodds.

10.3	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and J. Bradley Green.

10.4	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and George J. Klug.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: January 7, 2011	By:	/s/ Melvin C. Payne
Melvin C. Payne
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and Terry E. Sanford.

10.2	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and Jay D. Dodds.

10.3	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and J. Bradley Green.

10.4	First Amended and Restated Employment Agreement dated January 4, 2011 between Carriage Services, Inc. and George J. Klug.